Exhibit 16.1

July 12, 2024

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of Eledon Pharmaceuticals, Inc. dated July 10, 2024, and are in agreement with those statements.

/s/ KMJ Corbin & Company LLP

Glendora, California